 Exhibit 99.1

Cellectar Biosciences to Participate at Biotech Showcase 2018

Madison, Wis., January 4, 2018 – Cellectar Biosciences, Inc. (Nasdaq: CLRB), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of drugs for the treatment of cancer, today announces that company management will be participating in Biotech Showcase™ 2018 taking place January 8-10, 2018 at the Hilton San Francisco Union Square. James Caruso, president and chief executive officer of Cellectar Biosciences, will present a company overview and update on January 10, 2018 at 10:00 a.m. Pacific time.

Mr. Caruso’s presentation will be webcast live at https://event.webcasts.com/starthere.jsp?ei=1176800&tp_key=5c62464b98 and on the Events section of the company’s website where it will also be archived.

About Phospholipid Drug Conjugates (PDCs)

Cellectar's product candidates are built upon its patented cancer cell-targeting delivery and retention platform of optimized phospholipid ether-drug conjugates (PDCs). The company deliberately designed its phospholipid ether (PLE) carrier platform to be coupled with a variety of payloads to facilitate both therapeutic and diagnostic applications. The basis for selective tumor targeting of our PDC compounds lies in the differences between the plasma membranes of cancer cells compared to those of normal cells. Cancer cell membranes are highly enriched in lipid rafts, which are glycolipoprotein microdomains of the plasma membrane of cells that contain high concentrations of cholesterol and sphingolipids, and serve to organize cell surface and intracellular signaling molecules. PDCs have been tested in more than 80 different xenograft models of cancer.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is developing phospholipid drug conjugates (PDCs) designed to provide cancer targeted delivery of diverse oncologic payloads to a broad range of cancers and cancer stem cells.  Cellectar's PDC platform is based on the company's proprietary phospholipid ether analogs.  These novel small-molecules have demonstrated highly selective uptake and retention in a broad range of cancers, even sites of metastases.  The company's lead therapeutic PDC, CLR 131, utilizes iodine-131, a cytotoxic radioisotope, as its payload.  CLR 131 has been designated as an orphan drug by the U.S. FDA and is currently being evaluated in a Phase 1 clinical study in patients with relapsed or refractory multiple myeloma and a Phase 2 clinical study to assess efficacy in a range of B-cell malignancies.   The company is also developing proprietary PDCs for targeted delivery of chemotherapeutics and has several preclinical stage product candidates, and plans to expand its PDC chemotherapeutic pipeline through both in-house and collaborative R&D efforts.  For more information please visit www.cellectar.com.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements.  You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates.  These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made.  These statements are based on our current beliefs and expectations as to such future outcomes.  Drug discovery and development involve a high degree of risk.  Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement.  A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2016.  These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

CONTACT:
LHA Investor Relations

Anne Marie Fields

212-828-3777

afields@lhai.com

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